Exhibit 10.2

DIRECTOR NON-COMPETITION AGREEMENT

This Director Non-Competition Agreement, dated as of June 6, 2017 (this “Agreement”), is made by and among Glacier Bancorp, Inc. (“GBCI”), Glacier Bank, a wholly owned subsidiary of GBCI (“Glacier Bank”), Columbine Capital Corp. (“CCC”), Collegiate Peaks Bank, a wholly owned subsidiary of CCC (the “Bank”), and the undersigned director of the Bank and/or CCC (“Director”).

RECITALS

A.	CCC and the Bank have entered into a Plan and Agreement of Merger, dated June 6, 2017 (the “Merger Agreement”), with GBCI and Glacier Bank. Under the terms of the Merger Agreement, CCC will merge with and into GBCI, and the Bank will be merged with and into Glacier Bank (collectively the “Merger”) and the former branches of the Bank will operate under the name and as part of a division of Glacier Bank (the “Division”).

B.	The parties to this Agreement believe that the future success and profitability of GBCI and the Division, following the Merger, require that no Director be affiliated in any substantial way with a Competing Business for a reasonable period of time after closing of the Merger and/or termination of such Director’s status as a director of the Division.

AGREEMENT

In consideration of the parties’ performance under the Merger Agreement, the Director agrees as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Agreement:

a.	“Competing Business” means any depository, financial institution, wealth management company, or trust company, or holding company thereof (including without limitation any start-up bank or bank in formation), operating anywhere within the Covered Area.

b.	“Covered Area” means the Colorado counties of Adams, Arapahoe, Archuleta, Chaffee, Clear Creek, Denver, Douglas, El Paso, Fremont, Garfield, Grand, Hinsdale, Jackson, Jefferson, La Plata, Mesa, Moffat, Park, Pueblo, Rio Blanco, Routt, San Juan, Summit, Teller, and any other county in Colorado where Glacier Bank or GBCI has a commercial banking office as of the date of execution of this Agreement.

c.	“Term” means the period of time beginning on the Effective Date and ending on the later to occur of: (i) two (2) years after the Effective Date; or (ii) two (2) years following the termination of the Director’s service on the Board of Directors of the Division.

2.	Participation in Competing Business. Except as provided in Section 5 or 6, during the Term, the Director may not become involved with a Competing Business in any capacity or serve, directly or indirectly, a Competing Business in any manner, including without limitation, (a) as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, or representative, or (b) during the organization and pre-opening phases in the formation of a Competing Business. The Director acknowledges that he qualifies as executive or management personnel pursuant to Colorado Revised Statutes Section 8-2-113(2)(d).

3.	No Solicitation. During the Term, the Director shall not, directly or indirectly, either for himself or herself or for any other person, solicit or attempt to solicit (a) any employees or independent contractors of GBCI’s subsidiaries, divisions, or affiliates to participate, as an employee or otherwise, in any manner in a Competing Business; (b) any customers, business partners, or joint venturers of GBCI’s subsidiaries, divisions, or affiliates to transfer their business to a Competing Business or to reduce such customers, business partners or joint venturers business or cease doing business with GBCI’s subsidiaries, divisions, or affiliates; or (c) the termination of an employment or contractual relationship between GBCI’s subsidiaries, divisions, or affiliates and any employee, independent contractor, customer, business partner, or joint venturer. Solicitation prohibited under this Section 3 includes solicitation by any means, including, without limitation, meetings, letters or other direct mailings, electronic communications of any kind, and internet communications.

4.	Confidential Information.

a.

Confidentiality. During and after the Term, the Director shall not at any time, directly or indirectly, divulge, reveal, or communicate any Confidential Information of CCC, the Bank, GBCI, or GBCI’s subsidiaries, divisions, or affiliates obtained by the Director while serving as a director of CCC or the Bank to any person, or use any Confidential Information for his or her own benefit or for the benefit of any other person. For purposes of this Agreement, “Confidential Information” includes all secrets and other confidential information, knowledge, know-how, sales, financial information, customers, lists of customers and prospective customers, broker lists, rate sheets, strategies, or products, as well as all documents, reports, and proposals relating to the same, with respect to CCC, the Bank, GBCI, or GBCI’s subsidiaries, divisions, or affiliates. Notwithstanding the foregoing, “Confidential Information” does not include (i) information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Director; (ii) information that was in the Director’s possession prior to serving as a director of CCC or the Bank or information received by the Director from another person without any limitations on disclosure, but only if the Director had no reason to believe the other person was prohibited from using or disclosing the information by contractual or fiduciary obligation; or (iii) information that was independently developed by the Director without using any Confidential Information of CCC, the Bank, GBCI, or GBCI’s subsidiaries, divisions, or affiliates.

b.	Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), the Director will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a proceeding, if such filing is made under seal.

5.	Outside Covered Area; Requests for Consent. Nothing in this Agreement prevents the Director from becoming involved with, as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, representative, or otherwise, a financial institution that has no operations in the Covered Area. During the Term, prior to engaging in any manner in a Competing Business, the Director may request in writing that GBCI waive the restrictions set forth in this Agreement with respect to a particular proposed activity. If GBCI determines, in its sole discretion, that such activity is acceptable, GBCI will provide the Director with written consent to engage in such activity, and such activity will thereafter not be a Competing Business.

6.	Passive Interest. Notwithstanding anything to the contrary contained herein, nothing in this Agreement will prevent the Director from owning two percent (2%) or less of any class of security of a Competing Business.

7.	Remedies. Any breach of this Agreement by the Director will entitle Glacier Bank, the Division, and GBCI, together with their successors and assigns, to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies they may be entitled to, it being agreed that money damages alone would be an inadequate remedy for such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative. The liability and obligations of the Director are individual to the Director.

8.	Governing Law, Venue and Enforceability. This Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Colorado. The parties must bring any legal proceeding arising out of this Agreement in the state courts situated in Kalispell, Montana or the federal district courts of the Missoula Division. If any court determines that the restrictions set forth in this Agreement are unenforceable, then the parties request such court to reform these provisions to the maximum restrictions, term, scope, or geographical area that such court finds enforceable.

9.	Counterparts. The parties may execute this Agreement in one or more counterparts, including facsimile counterparts. All the counterparts will be construed together and will constitute one Agreement.

This Director Non-Competition Agreement is dated as of the date set forth in the introductory paragraph.

GLACIER BANCORP, INC.	COLUMBINE CAPITAL CORP.

By: Randall M. Chesler	By: John W. Perkins, Jr.
Its: President and CEO	Its: President

GLACIER BANK	COLLEGIATE PEAKS BANK

By: Randall M. Chesler	By: John W. Perkins, Jr.
Its: President and CEO	Its: Co-CEO

[Director signature on next page]

[Company Signature Page to Director Non-Competition Agreement]

DIRECTOR:
[Name]

[Director Signature Page to Director Non-Competition Agreement]